UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

MOSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32929	77-0291941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2309 Bering Dr. San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MOSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2021, MoSys, Inc. (the “Company”) entered into a placement agency agreement with A.G.P./Alliance Global Partners (the “Placement Agent”) and securities purchase agreements with certain purchasers for the purchase and sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in an offering of securities registered under an effective registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (SEC File No. 333-250936). In the offering, the Company sold 1,818,181 shares of Common Stock, at a price of $7.15 per share (the “Offering”). The Offering is expected to close on or about June 9, 2021, subject to the satisfaction of customary closing conditions.

Securities purchase agreements contain customary representations, warranties, conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, and other obligations of the parties. For a period of 90 days after the closing date of the sale of the shares of Common Stock, the provisions of the securities purchase agreements generally prohibit the Company and its subsidiaries from issuing or agreeing to issue shares of Common Stock or Common Stock equivalents other than under equity compensation plans, outstanding rights to acquire Common Stock or Common Stock equivalents, or in connection with certain mergers or strategic transactions.

The placement agency agreement provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Placement Agent agreed to use reasonable best efforts to arrange for the sale of the shares of Common Stock being issued and sold in the Offering. The Placement Agent will be paid a total cash fee at the closing of the Offering equal to 7% of the gross cash proceeds received by the Company from the sale of the shares of Common Stock in the Offering. In addition, the Company has agreed to reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the Offering, not to exceed $40,000.

The foregoing summaries of the Offering and the securities to be issued in connection therewith, do not purport to be complete and are qualified in their entirety by reference to the registration statement and to the securities purchase agreement and the placement agency agreement, which agreements are attached hereto as exhibits, and are incorporated by reference in response to this Item 1.01.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing and the amount and use of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s financial and liquidity position, capital needs and resources, the impact of COVID-19, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions, and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events, or otherwise, except as required by law.

Item 8.01 Other Events.

On June 7, 2021, the Company issued a press release to announce the Offering. A copy of the press release is attached as Exhibit 99.1.

As of June 4, 2021, the Company had 6,804,301 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Placement Agency Agreement by and between A.G.P./Alliance Global Partners and MoSys, Inc. dated June 7, 2021

5.1	Opinion of Mitchell Silberberg & Knupp LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

99.1	Press release dated June 7, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2021

MOSYS, INC.

By:	/s/ James Sullivan
James Sullivan
Vice President of Finance and Chief Financial Officer